SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          AQUA VIE BEVERAGE CORPORATION


            Delaware                                           82-0506425
            --------                                           ----------
      (State jurisdiction)                                (I.R.S. Employer ID)

                 P. O. Box 6759 333 South Main Street Suite 201
                              Ketchum, Idaho 83340
          (Address of principal executive offices, including zip code)

                                      None
                           (Full titles of the Plans)

                                Thomas Gillespie
                                    President
                             Chief Executive Officer
                            and Chairman of the Board
                          Aqua Vie Beverage Corporation
                        333 South Main Street, Suite 450
                              Ketchum, Idaho 83340
                                 (208) 622-7792
            (Name, address and telephone number of agent for service)

                                    Copy to:
                            Butcher & Williams, P.S.
                     1001 Fourth Ave. Plaza Bldg. Suite 3827
                            Seattle, Washington 98154

                         CALCULATION OF REGISTRATION FEE
================================================================================
Title Of Each                        Proposed       Proposed
  Class Of                           Maximum         Maximum
 Securities          Amount          Offering       Aggregate        Amount Of
   To Be              To Be            Price        Offering        Registration
 Registered         Registered       Per Unit         Price             Fee
--------------------------------------------------------------------------------
Common Stock
 par value          13,000,000      $0.075/share    $975,000            $250
 $.001 per
  share
================================================================================

On June 1, 2000, Aqua Vie Beverage Corporation filed its S-8 Registration Statement, SEC File Number 333-38336. The number of shares of common stock registered was 3,500,000. The purpose of this Registration Statement is to register an additional 9,500,000 shares for a total of 13,000,000 shares pursuant to General Instructions for S-8 registration, paragraph E, Registration of Additional Securities. The contents of the earlier S-8 Registration Statement, SEC File Number 333-38336 are incorporated by reference. The shares being registered are original issue of the registrant and do not include already issued restricted securities being offered for resale.



                                      II-3



                                   SIGNATURES



   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ketchum and State of Idaho on the 30th day of July, 2001.

                   AQUA VIE BEVERAGE CORPORATION



                   By: /s/ Thomas Gillespie
                   ------------------------
                           Thomas Gillespie,
                           President, Chief Executive Officer and
                           Chairman of the Board

                                POWER OF ATTORNEY



KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors and officers of Aqua Vie Beverage Corporation, a Delaware corporation, which is filing a Registration Statement on Form S-8 with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended, hereby constitute and appoint Thomas Gillespie as true and lawful attorney-in-fact and agent, for him and in his name, place and stead, in any and all capacities, to sign such Registration Statement and any or all amendments to the Registration Statement, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact as agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.





        Signature                     Title
        ---------                     -----

/s/ Thomas Gillespie                  President, Sole Director,
--------------------                  Chief Executive Officer
    Thomas Gillespie                  and Chairman of the Board
                                      (principal executive officer)


Date : July 30, 2001